SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2002

TRADESTATION GROUP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-31049	65-0977576

(Commission File Number)	(I.R.S. Employer Identification No.)

8050 S.W. 10th Street, Plantation, Florida	33324

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 652-7000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     TradeStation Group, Inc. announced today that it has purchased one million shares of the Company’s common stock in a privately-negotiated transaction for a purchase price of $1.35 per share, a total purchase price of $1,350,000. The parties agreed to the purchase and sale of the shares on November 26, 2002 and consummated it on December 3, 2002.

     A copy of the Company’s press release is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit No.	Exhibit Description

99	Press Release dated December 4, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADESTATION GROUP, INC.

Date: December 4, 2002	By: /s/ Salomon Sredni

Salomon Sredni, President

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release dated December 4, 2002.

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